Exhibit 10.2

BOIS D’ARC ENERGY, INC.
Amended and Restated Long-term Incentive Plan
Effective _______________, 200_

     WHEREAS, Bois d’Arc Energy, LLC, the predecessor to Bois d’Arc Energy, Inc. (the “Company”) adopted a Long-term Incentive Plan, effective July 16, 2004; and

     WHEREAS, it is desirable that the Plan be restated and amended, effective                     , 200_, to reflect a reorganization in which the Company’s predecessor Bois d’Arc Energy, LLC, a Nevada limited liability company, converted to a C corporation (the “Reorganization”); and

     WHEREAS, as a result of the Reorganization, (i) all outstanding options to acquire Class B Units in Bois d’Arc Energy, LLC awarded under the Plan were converted into options to acquire common stock of the Company, and (ii) all outstanding restricted Class C Units in Bois d’Arc Energy, LLC awarded under the Plan were converted into restricted shares of common stock of the Company; and

     WHEREAS, the Company desires to set forth the amended terms of the Plan, under which the Board may award options, restricted shares and performance units to be issued as shares of common stock of the Company;

     NOW, THEREFORE, the Plan is hereby amended and restated, effective                     , 200_, to provide as follows:

I. GENERAL

     1. Purpose. The BOIS D’ARC ENERGY, INC. Long-term Incentive Plan (the “Plan”) is maintained by BOIS D’ARC ENERGY, INC., a Nevada corporation (the “Company”) to:

(a)	attract and retain key executive and managerial employees;

(b)	motivate participating employees, by means of appropriate incentive, to achieve long-range goals;

(c)	attract and retain well-qualified individuals to serve as members of the Company’s Board of Directors, and as independent contractors and consultants;

(d)	provide incentive compensation opportunities which are competitive with those of other corporations; and

(e)	further identify Participants’ interests with those of the Company’s other stockholders through compensation alternatives based on the Company’s common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term returns.

     2. Effective Date. The Plan was originally effective as of July 16, 2004, and its term shall extend until June 30, 2014. The provisions of this Amended and Restated Plan became effective as of                     , 200_.

     3. Definitions. The following definitions are applicable to the Plan.

     “Board” means the Board of Directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means the Compensation Committee of the Board.

     “Disability” means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

     “Effective Date” means July 16, 2004.

     “Fair Market Value” of any Stock means (i) if the Stock is listed on a national securities exchange, the closing price on the Stock on a given date; (ii) if the Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and asked price for the Stock on a given date; and (iii) if the Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Board, in good faith, shall determine.

     “Non-employee Director” means each member of the Board who is not a full-time employee of the Company.

     “Option Date” means, with respect to any Option, the date on which the Option is awarded under the Plan.

     “Participant” means (i) any employee of the Company or any Subsidiary who is selected by the Board or Committee to participate in the Plan; (ii) any Non-employee Director, to the extent provided in paragraph I.5(b) and (c), and (iii) any consultant or independent contractor selected by the Board or Committee to participate in the Plan.

     “Performance Share” shall have the meaning ascribed to it in Part IV.

     “Permitted Transferees” means members of the immediate family of the Participant, trusts for the benefit of such immediate family members, and partnerships in which substantially all of the interests are held by the Participant and members of his or her immediate family. An immediate family member shall mean any descendant (children, grandchildren and more remote descendants), including step-children and relationships arising from legal adoption, and any spouse of a Participant or a Participant’s descendant.

     “Related Company” means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

     “Restricted Period” has the meaning ascribed to it in Part III.

     “Restricted Stock” has the meaning ascribed to it in Part III.

     “Retirement” means (i) termination of employment in accordance with the retirement procedures set by the Company from time to time; (ii) an employee’s termination of employment or a Non-employee Director’s ceasing to serve as a member of the Board because of Disability; or (iii) an employee’s termination of employment, a Non-employee Director’s ceasing to serve as a member of the Board, or a consultant’s or independent contractor’s ceasing to provide services to the Company voluntarily with the consent of the Company (of which the Board shall be the sole judge).

     “Stock” means the Company’s $ .01 par value common stock, and any class of shares into which such Stock may be changed or exchanged (whether through merger, reorganization or otherwise).

     “Option” means the right of a Participant to purchase Stock pursuant to a Non-Qualified Option awarded pursuant to the provisions of the Plan.

     “Subsidiary” means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

     4. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. Subject to the provisions of the Plan, the Board will have authority to select employees, consultants and independent contractors to receive awards of Options, Restricted Stock and/or Performance Shares, to determine the time or times of receipt, to determine the types of awards and the number of Shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, to determine the number and value of Performance Shares awarded and earned, and to cancel or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the employee, consultant or independent contractor, his or her present and potential contribution to the Company’s success and such other factors as the Board deems relevant. The Board is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. The Board may, from time to time, delegate its authority to manage and control the operation and administration of the Plan to the Committee. In such case, all references herein to the “Board” shall be deemed to refer to the “Committee.”

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company’s Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

     Notwithstanding the foregoing, all authority to exercise discretion with respect to the participation in the Plan of persons who are “officers” within the meaning of the applicable Securities and Exchange Commission rules relating to Section 16 of the Securities Exchange Act of 1934, as amended, and/or directors of the Company, or the timing, pricing and amounts of awards granted under the Plan to such officers and directors, shall be vested in (a) the Board, or (b) the Committee, if consisting of two or more directors each of whom is a non-employee director within the meaning ascribed to such term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or within any successor definition or any successor rule.

          5. Participation. (a) Employees, Consultants and Independent Contractors. The Board shall determine and designate, from time to time, the key executives and managerial employees, consultants or independent contractors of the Company and/or its Subsidiaries who may receive awards under the Plan. In the discretion of the Board, an eligible employee, consultant or independent contractor may be awarded Options, Restricted Stock or Performance Shares or any combination thereof, and more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the Plan shall not affect any previous award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.

          (b) Non-employee Directors. Each Non-employee Director shall be granted without further action by the Board a Non-Qualified Option to purchase 5,000 Shares at the close of business of each annual meeting of the stockholders of the Company. An individual who is first elected and commences serving as a Non-employee Director shall also be granted without further action by the Board a Non-Qualified Option for 5,000 Shares on the date of such election as a Director.

     The Non-Qualified Options shall be fully vested and exercisable by each Non-employee Director after the Director has completed twelve (12) continuous months of service as a member of the Board after the Option Date (unless his service terminates during such period by reason of Retirement, death or Disability, when the awards shall become 100% vested). The term of each Non-Qualified Option shall be five (5) years from the Option Date, and the exercise price shall be 100% of the Fair Market Value of the Stock as of the Option Date. The full purchase price of each

Share purchased upon exercise of a Non-Qualified Option shall be paid in the manner set forth in Article III, paragraph 3 hereof. All outstanding options become 100% vested and exercisable if service as a member of the Board terminates by reason of death, Disability or Retirement.

     6. Stock Subject to the Plan. (a) Awards to Employees, Consultants and Independent Contractors. Subject to the provisions of paragraph I.10, the number of Shares available under the Plan for awards to employees, consultants and independent contractors shall not exceed 6,179,775 shares of common stock, in the aggregate. In addition, the aggregate number of Shares for which awards (other than Incentive Stock Options) may be granted shall be increased, if necessary, as of the first day of each fiscal year commencing January 1, 2006, so that the number of Shares available under this Plan shall be no less than eleven percent (11%) of the number of Shares outstanding as of the close of business on the last day of the preceding fiscal year. If, for any reason, any award under the Plan otherwise distributable in Shares, or any portion of the award, shall expire, terminate or be forfeited or canceled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such Shares are no longer distributable under the award, such Shares shall again be available for award under the Plan.

     (b) Awards to Non-Employee Directors. Subject to the provisions of paragraph I.10, the number of Shares available under the Plan for awards to Non-employee Directors shall not exceed three hundred fifty thousand (350,000) Shares. If, for any reason, any Option award to a Non-employee Director under the Plan or any portion of such award, shall expire, terminate or be forfeited or canceled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such Shares are no longer distributable under the award, such Shares shall again be available for award to Non-employee Directors under the Plan.

     (c) Annual Limit on Grants to Employees. Subject to the provisions of paragraph I.10, the number of shares of Stock with respect to which Options under the Plan may be granted in any calendar year to any employee shall not exceed 1,000,000 shares.

     7. Compliance With Applicable Laws and Withholding of Taxes. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar authority. Prior to the issuance of any Stock under the Plan, the Company may require a written statement that the recipient is acquiring the Stock for investment and not for the purpose or with the intention of distributing as amended, the Stock. All awards and payments under the Plan to employees are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of Shares which the Participant already owns, or to which a Participant is otherwise entitled under the Plan.

     Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the Participant under Code Section 83(b), or any successor provisions thereto, to include the value of such Stock in taxable income), the Company shall have the right to require the Participant to pay to the Company the amount of taxes that the Company is required to withhold with respect to such Stock or, in lieu thereof, to retain or sell without notice a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all distributions paid with respect to a Restricted Stock award the amount of taxes that the Company is required to withhold with respect to such distribution payments, if any.

     8. Transferability. Incentive Stock Options, Performance Shares, and, during the period of restriction, Restricted Shares awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative. If expressly permitted by the terms of the Option agreement, Non-Qualified Options may be transferred by a Participant to Permitted Transferees, provided that there is not any consideration for the transfer.

     9. Employment and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. The Plan does not constitute or serve as evidence of an agreement or understanding, express or implied, that the Company will retain a consultant, independent contractor or Director for any period of time. Subject to the provisions of paragraph IV.3(a), no award under the Plan shall confer upon the holder thereof any right as a stockholder prior to the date on which he fulfills all service requirements and other conditions for receipt of Stock. If the redistribution of Shares is restricted pursuant to paragraph I.8, certificates representing such Shares may bear a legend referring to such restrictions.

     10. Adjustments to Number and Kind of Securities Subject to the Plan. In the event of any change in the outstanding Stock of the Company by reason of any recapitalization, merger, consolidation, combination, exchange of shares, or other similar change, the aggregate number of Shares with respect to which awards may be made under the Plan, the terms and the number of Shares under any outstanding Options, Performance Shares, or Restricted Shares, and the purchase price of a Share under Options, may be equitably adjusted by the Board in its sole discretion. In addition, the Board may, in its sole discretion, make appropriate adjustment as to the kind of shares or other securities deliverable with respect to outstanding awards under the Plan.

     11. Agreement With Company; Market Stand-Off. At the time of any awards under the Plan, the Board will require a Participant to enter into an agreement with the Company in a form specified by the Board, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe. For such period and on such terms as the managing underwriter may request in connection with the public offering of Company securities, the Participants shall not (x) offer, pledge, sell, contract to sell, sell any portion or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Stock or any securities convertible into or exercisable or exchangeable for Stock (including, without limitation, shares of common stock or securities convertible into or exercisable or exchangeable for Stock which may be deemed to be beneficially owned by the Participant in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Company Securities”) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Company Securities (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Company Securities, in cash or otherwise), provided that the Company notifies the Participant of the applicability of the lock-up. The Participant shall enter into an agreement acknowledging the lock-up if requested by the Company or such underwriter.

     12. Amendment and Termination of Plan. The Board may at any time and in any way amend, suspend or terminate the Plan; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulations, or stock exchange rule. No amendment, suspension or termination of the Plan shall alter or impair any Option, Restricted Stock or Performance Share previously awarded under the Plan without the consent of the holder thereof.

13. Business Combinations. For the purposes of the Plan, a “Change in Control” shall mean:

(a)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof (unless the election, or nomination for election by holders of the Company’s stock (“Company Equity”), of such member of the Board was approved by a vote of at least two-thirds (2/3) of the members of the Board then still in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved);

(b)	a person, other than an “Excluded Person” as defined herein, including a “group” as defined in Paragraph 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of any class of the Company Equity having 25% or more of the total number of votes that may be cast for the election of members of the Board; or

(c)	consummation of a merger or other business combination of the Company with or into another corporation pursuant to which the Company does not survive or survives only as a subsidiary of another entity, the sale or other disposition of all or substantially all of the assets of the Company to another person or entity, or any combination of the foregoing;

provided, however, that a Change in Control will not include (A) any Financing Transaction (as defined in the Operating Agreement of Bois d’Arc Energy, LLC, dated as of July 16, 2004) and any transaction entered into in connection therewith, (B) any reorganization, merger, consolidation, sale, lease, exchange or similar transaction which involves solely the Company and one or more entities wholly-owned, directly or indirectly, by the Company immediately prior to such event, or (C) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting Company Equity immediately prior to such transaction or series of transactions continue to hold 50% or more of the voting Company Equity of (i) any entity that owns, directly or indirectly, the Company Equity, (ii) any entity with which the Company has merged, or (iii) any entity that owns an entity with which the Company has merged. For purposes hereof, (i) an “Excluded Person” shall mean an original member of the Company or their affiliates, and (ii) a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule from time to time in effect). In the event of a Change in Control, all outstanding Stock Options, Restricted Stock and Performance Shares will automatically become exercisable and vested.

II. INCENTIVE STOCK OPTIONS

     1. Definition. The award of an Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

     2. Eligibility. The Committee shall designate the Participants to whom Incentive Stock Options, as described in section 422A(b) of the Code or any successor section thereto, are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options shall be awarded only to key employees of the Company, and no Non-employee Director shall be eligible to receive an award of an Incentive Stock Option. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

     3. Price. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the Incentive Stock Option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Related Company) or (b) the par value of a share of Stock on such date. Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Incentive Stock Options in cash or through tendering, either through actual delivery or attestation, of shares of Stock (valued at Fair Market Value as of the day of exercise) owned by the Participant, or any combination thereof, equivalent to the purchase price of such Incentive Stock Options. As soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Any Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender or have been purchased on the open market.

     4. Exercise. No Incentive Stock Option may be exercised by a Participant after the Expiration Date (as defined in paragraph II.5 below) applicable to that option. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.

     5. Option Expiration Date. The “Expiration Date” with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a)	the date that is 10 years after the date on which the Incentive Stock Option is awarded;

(b)	the date established by the Committee at the time of the award;

(c)	the date that is one year after the Participant’s employment with the Company and all Related Companies is terminated because of death or permanent and total disability; as defined in Code Section 22(e)(3); or

(d)	the date that is three months after the date the Participant’s employment with the Company and all Related Companies is terminated for reasons other than death or permanent and total disability.

III. NON-QUALIFIED OPTIONS

     1. Definition. The award of a Non-Qualified Option under the Plan entitles the Participant to purchase Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

     2. Eligibility. The Board shall designate the Participants to whom Non-Qualified Options are to be awarded under the Plan and shall determine the number of Shares to be awarded to each of them. No Non-employee Director shall be eligible to receive an award of a Non-Qualified Option except to the extent granted pursuant to the formula set forth in Paragraph I.5(b) above.

     3. Price. The purchase price of a Share under each Non-Qualified Option shall be determined by the Board; provided, however, that in no event shall such price be less than 25% of the Fair Market Value of a Share as of the Option Date. Participants may elect to pay the purchase price of shares of Stock purchased upon the exercise of Non-Qualified Stock Options by tendering, either through actual delivery of shares of Stock or though attestation, shares of Stock (valued at Fair Market Value as of the day of exercise) owned by the Participant, or any combination thereof, equivalent to the purchase price of such Non-Qualified Stock Options. Any Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender or have been purchased on the open market. Stock acquired pursuant to the exercise of a Non-Qualified Option shall be subject to such conditions, restrictions and contingencies as the Board may establish in the award agreement. If the Company shall have a class of its Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, an option holder may also make payment at the time of exercise of a Non-Qualified Stock Option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company, that upon such broker’s sale of Shares with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes.

     4. Exercise. No Non-Qualified Option may be exercised by a Participant after the Expiration Date applicable to that option. Unless otherwise specified herein, each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date.

     5. Option Expiration Date. The “Expiration Date” with respect to a Non-Qualified Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a)	the date established by the Board at the time of the award or set forth in paragraph I.5(b), as applicable;

(c)	the date that is three months after the employee Participant’s employment with the Company and all Subsidiaries or the consultant, independent contractor or Non-employee Director Participant’s service is terminated for reasons other than Retirement or death; or

(d)	the date that is three years after the date the employee Participant’s employment with the Company and all Subsidiaries or the consultant, independent contractor or Non-employee Director Participant’s service is terminated by reason of Retirement or death.

IV. RESTRICTED STOCK

     1. Definition. Restricted Stock awards are grants of Shares to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Board or by the terms of this Plan.

     2. Eligibility. The Board shall designate the Participants to whom Restricted Stock is to be awarded and the number of Shares that are subject to the award.

     3. Terms and Conditions of Awards. All Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Board in its sole discretion and as shall be contained in the agreement referred to in paragraph I.11.

(a)	Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of ten years or such shorter period as the Board may determine, but no less than three years, after the time of the award of such Stock (the “Restricted Period”). Such restrictions shall lapse as to the Restricted Stock in accordance with the time(s) and number(s) of Shares as to which the Restricted Period expires, as set forth in the Agreement with the Participant. Except for such restrictions, the Participant as owner of such Stock shall have all the rights of a stockholder, including but not limited to the right to receive all dividends on such Stock.

(b)	The Board may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one year.

(c)	Except as otherwise determined by the Board in its sole discretion, a Participant whose employment or service with the Company and all Subsidiaries terminates prior to the end of the Restricted Period for any reason shall forfeit all Restricted Stock remaining subject to any outstanding Restricted Stock award which have not then vested in accordance with the agreement entered into under paragraph I.11.

(d)	Each certificate issued in respect of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited with the Company or in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the Shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the BOIS D’ARC ENERGY, INC. Long-term Incentive Plan and an agreement entered into between the registered owner and BOIS D’ARC ENERGY, INC.. A copy of such plan and agreement is on file in the office of the Secretary of BOIS D’ARC ENERGY, INC., 600 Travis, Suite 6275, Houston, TX 77022, or if the Company changes its principal office, at the address of such new principal office.”

(e)	As the Restricted Period for Restricted Stock expires and such restrictions lapse, such Restricted Stock shall be held by a Participant (or his or her legal representative, beneficiary or heir) free of all restrictions imposed by the Plan and the award agreement. Such Shares shall nevertheless continue to be subject to any restriction imposed under applicable securities laws.

V. DEFERRED STOCK AND PERFORMANCE SHARES

     1. Definition. A “Deferred Stock” Award is the grant of a right to receive Stock in the future. Performance Shares are awards to Participants who may receive value for the Shares at the end of a Performance Period. The number of Shares earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial award are met. The term “Performance Shares” as used in Parts I through IV of the Plan shall be deemed to include both Deferred Stock and Performance Shares.

     2. Eligibility. The Board shall designate the Participants to whom Deferred Stock or Performance Shares are to be awarded, and the number of Shares to be the subject of such awards. No Non-employee Director shall be eligible to receive an award of a Performance Share.

     3. Terms and Conditions of Awards. For each Participant, the Board will determine the timing of awards; the number of Deferred Stock or Performance Shares awarded; the value of Performance Shares; which may be stated either in cash or in Stock; the performance measures used for determining whether the Performance Shares are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Shares are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; the number of earned Performance Shares that will be paid in cash and/or Stock.; and whether any dividends or dividend equivalents will be paid on Deferred Stock, either currently or on a deferred basis.

     4. Payment. The Board will compare the actual performance to the performance measures established for the performance period and determine the number of Performance Shares to be paid and their value. Payment for Performance Shares earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Board shall determine. The Board will determine the number of earned Shares to be paid in cash and the number to be paid in Stock. For Performance Shares awarded in Stock, one Share will be paid for each Share earned, or cash will be paid for each Share earned equal to either (a) the Fair Market Value of a Share at the end of the Performance Period or (b) the Fair Market Value of a Share averaged for a number of days determined by the Board. For Performance Shares awarded in cash, the value of each Share earned will be paid in its initial cash value, or Shares will be distributed based on the cash value of the Shares earned divided by (a) the Fair Market Value of a Share at the end of the Performance Period or (b) the Fair Market Value of a Share averaged for a number of days determined by the Board.

     5. Retirement, Death or Termination. A Participant whose employment or service with the Company and all Subsidiaries terminates during a performance period because of Retirement or death shall be entitled to the prorated value of earned Performance Shares, issued with respect to that performance period, at the conclusion of the performance period based on the ratio of the months of employment or service during the period to the total months of the performance period. If a Participant’s employment or service with the Company and all Subsidiaries terminates during a performance period for any reason other than Retirement or death, the Performance Shares issued with respect to that performance period will be forfeited on the date such Participant’s employment or service terminates. Notwithstanding the foregoing provisions of this Part IV, if a Participant’s employment or service with the Company and all Subsidiaries terminates before the end of the Performance Period with respect to any Performance Shares awarded to him, the Board may determine that the Participant will be entitled to receive all or any portion of the Shares that he or she would otherwise receive, and may accelerate the determination and payment of the value of such Shares or make such other adjustments as the Board, in its sole discretion, deems desirable.